UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

BIO-key International, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)
3349 Highway 138, Building D, Suite B Wall, NJ 07719 (Address of principal executive offices)
(732) 359-1100 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On February 26, 2013, BIO-key International, Inc. (OTCBB: BKYI) (the “Company”) entered into a number of agreements with affiliates of InterDigital, Inc. (NASDAQ: IDCC) (“InterDigital”) relating to a research and development collaboration arrangement (the “R&D Collaboration”). In connection with this arrangement, affiliates of InterDigital have invested an aggregate of $900,000 in return for newly issued shares of the Company’s common stock (the “InterDigital Equity Investment”) and the Company’s issuance of a senior secured promissory note that will mature December 31, 2015 (the “InterDigital Note”).

The InterDigital Equity Investment was made pursuant to a Securities Purchase Agreement dated February 26, 2013 by and between the Company and DRNC (the “InterDigital SPA”). Pursuant to the InterDigital SPA, the Company issued 4,026,935 shares of its common stock at a purchase price $0.10 per share, for an aggregate purchase price of $402,693.50. DRNC has anti-dilution rights under the InterDigital SPA that would require the Company to issue additional shares to DRNC on a full-ratchet basis if the Company, within the nine months following February 26, 2013, sells or issues any common stock or common stock equivalents (other than sales or issuances to directors, officers, employees or independent contractors in the ordinary course of business for compensation purposes and stock splits and stock dividends payable in respect of the Company’s common stock) having a purchase, exercise or conversion price per share less than $0.10.

The InterDigital Note was issued pursuant to a Note Purchase Agreement dated February 26, 2013 by and between the Company and DRNC (the “InterDigital NPA”). Pursuant to the InterDigital NPA, the InterDigital Note was issued in a principal amount of $497,306.50 and bears interest at a rate of 7% per annum, with a default rate of 9% per annum while a nonpayment default is continuing. The InterDigital Note is secured by a security interest in all of the tangible and intangible assets of the Company, and is subject to acceleration upon an event of default. Under the InterDigital NPA, the Company agreed to comply with certain financial covenants, including a leverage ratio covenant and an annual limit on capital expenditures other than in the ordinary course of business. A portion of the proceeds from the sale of the InterDigital Note were used to repay the Colatosti Note (as defined in the Company’s Annual Report on Form 10-K filed with the Commission on April 16, 2012) in full, with the remaining proceeds to be used for other general corporate purposes.

Concurrently with the closing of the InterDigital transactions described above, the Company closed an equity financing with a number of private investors (the “Private Investor Investment”) pursuant to a Securities Purchase Agreement dated February 26, 2013 by and between the Company and such private investors (the “Private Investor SPA”). Pursuant to the Private Investor SPA, the Company issued 5,000,000 shares of its common stock at a purchase price $0.10 per share, for an aggregate purchase price of $500,000.

On February 26, 2013, the Company issued a press release related to the transactions described above. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 3.02        Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 hereof regarding the InterDigital Equity Investment and the Private Investor Investment is incorporated by reference in this Item 3.02.

The above securities issued pursuant to the InterDigital SPA and the Private Investor SPA were issued and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Disclosure is included in this report under Item 3.02 because the issuances on February 26, 2013 exceed 5% of the Company’s outstanding shares of Common Stock based on the Company’s most recent periodic report under the Exchange Act.

Item 9.01.     Financial Statements, Pro Forma Financial Information and Exhibits.

(d)        Exhibits

99.1     Press Release, dated February 26, 2013, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: March 4, 2013
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 26, 2013, issued by the Company.